UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
H&R BLOCK, INC.

(Name of Registrant as Specified In Its Charter)
Breeden Capital Management LLC
Breeden Partners L.P.
Breeden Partners (California) L.P.
Breeden Partners Holdco Ltd.
Richard C. Breeden
Robert A. Gerard
L. Edward Shaw, Jr.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

     Script for notifying Street Name Holders of invalidity of original BLUE voting instruction form and the remailing of a corrected BLUE voting instruction form.

     We are calling to alert you that the BLUE H&R Block voting instruction form you have received is no longer valid, due to an error in printing the form.
     A corrected BLUE voting instruction form, with a valid control number has been mailed to you. Please wait for the corrected BLUE form before voting for Breeden Partners’ nominees to H&R Block Board of Directors.
     Thank you.
######################################################################################################
SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY BREEDEN CAPITAL MANAGEMENT, LLC, BREEDEN PARTNERS L.P., BREEDEN PARTNERS (CALIFORNIA) L.P., BREEDEN PARTNERS HOLDCO LTD., RICHARD C. BREEDEN, ROBERT A. GERARD AND L. EDWARD SHAW, JR. FROM THE SHAREHOLDERS OF H&R BLOCK FOR USE AT THE 2007 ANNUAL MEETING OF SHAREHOLDERS OF H&R BLOCK BECAUSE THEY CONTAIN (AND ANY SUBSEQUENT AMENDMENTS OR SUPPLEMENTS WILL CONTAIN) IMPORTANT INFORMATION.
THE DEFINITIVE PROXY STATEMENT AND FORM OF PROXY IS BEING (AND ANY SUBSEQUENT AMENDMENTS OR SUPPLEMENTS WILL BE) MAILED TO SHAREHOLDERS OF H&R BLOCK AND IS AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV OR BY CONTACTING MORROW & CO., INC. BY TELEPHONE AT (203) 658-9400 OR BY E-MAIL AT BREEDENINFO@MORROWCO.COM.